UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2006 (July 7, 2006)
MBI Financial, Inc.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)
2-42114
(Commission File Number)
75-1310613
(IRS Employer Identification No.)
1845 Woodall Rogers, Suite 1020 — Dallas, TX (75201)
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (214) 468-0000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 2.02 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURES

FORM 8-K
MBI, Inc.
Section 2 — Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.
On June 30, 2006, Registrant entered into an agreement to acquired most of the tangible and intangible assets of New Horizons Financial, Inc. (“NH”), a California corporation operating in Anaheim, California. NH retained all of its cash, federal, state and local tax refunds, the land and building where its offices were located, insurance policies relating to NH’s business and its corporate charter.
The aggregate purchase price of $3,454,497 paid to NH was comprised of the following:

•	1,360,000 shares of Registrant’s common stock valued at $1.25 per share or $1,700,000 (the “Common Stock”).

•	$500,000 of cash paid on July 7, 2006 for the acquisition.

•	A promissory note in the principal amount of $1,254,497. It is a non-bearing interest note that is due on multiple dates with varying amounts.$200,000 is due on December 1, 2006, April 5, 2007, July 5, 2007, October 5, 2007, January 5, 2008, and April 5 2008. or before November 22, 2006. One payment of $3,206 is to be paid on June 30, 2006. Monthly payments of $6,411 is to be paid on the 16th of each month beginning in July 2006 and ending in February 2007.
Item 2.02 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On June 30, 2006, Registrant entered into an agreement to obtain a loan of $1,500,000 (“Loan”) from Art Feather through a private placement memorandum brokered by Spencer Clark. The Loan bears interest at twelve percent (12%) per annum and has a due date of September 30, 2006. The Loan was partially funded on July 7 in the amount of $1,200,000. The final amount of the Loan to be funded, $300,000, is to be completed on July 13, 2006. As additional consideration and as an accommodation for making the Loan, Registrant shall issue to 225,000 warrants to Spencer Clark (“Spencer Warrants”) for the purchase of Registrant’s common stock at an exercise price of $1.00 and 2,250,000 warrants to Mr. Art Feather (“Feather Warrants”) to purchase Registrant’s common stock at an exercise price of $1.00. The Spencer Warrants and Feather Warrants expire on June 30, 2011.
The proceeds of this loan were used to pay for the cash portion of the purchase price for the NH acquisition, $342,700 was paid to previous “Spencer Clark” note-holders, $100,000 was paid for note on Northland Funding acquisition, $180,000 was for Spencer Clark fees, $100,000 was used to reduce current note holders, and the remainder was used as working capital.
(c) Exhibits
Exhibit No. Description
10.1* Agreement for sale and purchase of Assets, dated June 30, 2006, by and between MBI Mortgage, Inc., a Texas corporation and New Horizon Financial, Inc., a California corporation.
10.2* Promissory Note from MBI Mortgage, Inc., a Texas corporation, to New Horizon Financial, Inc., a California corporation, Inc., dated June 30, 2006 for $1,254,497.
10.3* Security Agreement between MBI Mortgage, Inc., a Texas corporation and New Horizon Financial, Inc., dated June 30, 2006.
10.4* Warrant Agreement between MBI Financial, Inc., a Texas corporation and Mr. Art Feather, dated June 30, 2006.
10.5.* Promissory Note from Registrant to Mr. Art Feather, dated June 30, 2006 for $1,500,000.

* To be filed by amendment
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MBI Financial, INC.
(Registrant)
Date: July 14, 2006

/s/ Patrick McGeeney
Patrick McGeeney, President and Chief Executive Officer